Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126827) and Form F-3 (No. 333-188176) of Grupo Televisa, S.A.B. of our report dated April 29, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers, S.C.

/s/ José Miguel Arrieta Méndez

C.P.C. José Miguel Arrieta Méndez

Audit Partner

México, D.F.

April 29, 2015